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Exhibit 99.1

Notice to the Directors and Officers of Genlyte Thomas Group LLC, and its Execom,
and to the Directors and Officers of The Genlyte Group Incorporated

1.
This notice is to inform you that between the dates of January 28, 2003 and February 6, 2003, ("blackout period") inclusive, there shall be a "blackout" with respect to the trading of the common stock of The Genlyte Group Incorporated (the "Company"). This means that you shall not be permitted to buy, sell or otherwise trade the common stock of the Company, or any of its derivative securities (stock options), during this period.

2.
The reason for this prohibition is that during the blackout period certain hourly employees of Genlyte Thomas Group LLC who have been participants in the Genlyte Thomas Group Retirement Savings and Investment Plan ("RSIP") are being transferred as participants into the Genlyte Thomas Group Consolidated Thrift Savings Plan for Hourly Employees (the "Consolidated Plan"), effective January 1, 2003. This transfer of participation is being made for administrative reasons. During the blackout period the Plans' record keeper is requiring the blackout on activity by the affected participants in the affected Plans in order to facilitate the transfer of account information from the RSIP to the Consolidated Plan. Under these circumstances, because the common stock of the Company is an investment option under both of these Plans, pursuant to Section 306 of the Sarbanes-Oxley Act of 2002, whenever a pension plan blackout period that prevents participants from engaging in equity securities transactions with respect to an issuer's stock is imposed, then directors and officers of the affected issuer (in this case, the Company) must also be prohibited from certain transactions in the Company's securities.

3.
It is the Company's position that during the blackout period this law shall apply to all Directors and Officers of Genlyte Thomas Group LLC, and members of its Execom, and all Directors and Officers of The Genlyte Group Incorporated; all such individuals shall be prohibited from trading in the common stock of The Genlyte Group Incorporated during the blackout period.

4.
Attached is a copy of the notice sent to all affected participants of the RSIP.

5.
Should you have any questions regarding the subject of this notice, please contact the following:

    Daniel R. Fuller, General Counsel
    The Genlyte Group Incorporated, and Genlyte Thomas Group LLC
    10350 Ormsby Park Place, Suite 601
    Louisville, Kentucky 40223
    (502) 420-9500

IMPORTANT NOTICE CONCERNING YOUR RIGHTS UNDER THE GENLYTE
THOMAS RETIREMENT SAVINGS AND INVESTMENT PLAN AND
THE GENLYTE THOMAS CONSOLIDATED THRIFT SAVINGS PLAN FOR
HOURLY EMPLOYEES

1.
This notice is to inform you that, for administrative reasons, certain hourly employees who were participants in the Genlyte Thomas Retirement Savings and Investment Plan ("RSIP") are being transferred to the Genlyte Thomas Consolidated Thrift Savings Plan for Hourly Employees (the "Consolidated Plan"), effective January 1, 2003. Affected employees will also have their account balances under the RSIP transferred to the Consolidated Plan at the beginning of the year.

2.
As a result of these changes, you temporarily will be unable to direct or diversify investments in or withdraw monies from your individual accounts. This period, during which you will be unable to exercise these rights otherwise available under the plans, is called a "blackout period." This blackout period is required by the plans' record-keeper in order to facilitate the transfer of your personal account information and account transaction history from the RSIP to the Consolidated Plan. Whether or not you are planning retirement in the near future, we encourage you to carefully consider how this blackout period may affect your retirement planning, as well as your overall financial plan.

3.
The blackout period for the Consolidated Plan will begin on January 28, 2003 and end on February 6, 2003.

4.
During the blackout period you will be unable to direct or diversify the assets held in your plan account. For this reason, it is very important that you review and consider the appropriateness of your current investments in light of your inability to direct or diversify those investments during the blackout period. For your long-term retirement security, you should give careful consideration to the importance of a well-balanced and diversified investment portfolio, taking into account all your assets, income and investments. You should be aware that there is a risk to holding substantial portions of your assets in the securities of any one company, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds. Stocks that have wide price swings might have a large loss during the blackout period, and you would not be able to direct the sale of such stocks from your account during the blackout period.

5.
If you have any questions concerning this notice, you should contact the Consolidated Plan's record-keeper, Putnam Investments, at 1-800-553-4954 or you can contact the Consolidated Plan sponsor as follows:

Genlyte Thomas Group LLC
10350 Ormsby Park Place, Suite #601
Louisville, Ky 40223
R.L. Zaccagnini -502-420-9519
C. Junga -502-420-9522
V. Jackson -502-420-9520

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  Exhibit 99.1